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                             FORM N-6, ITEM 26(c)
                             UNDERWRITING CONTRACTS
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                             DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (hereinafter "Agreement") is made this 16th day of November, 2001 by and between American United Life Insurance Company ("AUL"), an Indiana life insurance company, on its behalf and on behalf of each separate account set forth in Schedule A, as amended from time to time (each an "Account"), and AUL Equity Sales Corp. ("Distributor"), an Indiana corporation.

WHEREAS, AUL has established and maintains the Accounts for the purpose of funding the variable annuity contracts and variable life insurance policies, including interests therein and riders thereto, set forth in Schedule A, as amended from time to time (each a "Contract"); and

WHEREAS, Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

WHEREAS, AUL and Distributor desire to enter into an agreement pursuant to which Distributor will be the distributor and principal underwriter for the sale and distribution to the public of the Contracts issued by AUL;

NOW, THEREFORE, in consideration of their mutual promises and covenants hereinafter, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   PRINCIPAL UNDERWRITER

     AUL hereby appoints Distributor and Distributor accepts such appointment, during the term of this Agreement, subject to any registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the provisions of the 1934 Act, to be a distributor and principal underwriter of the Contracts issued by AUL in each State or other jurisdiction in which AUL informs Distributor, in writing, that the Contracts may lawfully be sold. AUL further appoints Distributor, and Distributor accepts such appointment, as its independent general agent for sale of the Contracts. Distributor agrees to exercise reasonable care in carrying out the provisions of this Agreement. Distributor shall offer the Contracts for sale and distribution at premium rates to be set by AUL.

     Notwithstanding any other provision of this Agreement, it is understood and agreed that AUL shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement, and for marketing any and all Contracts, and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by Distributor. Without limitation of the foregoing, AUL shall retain the right to control the sale of the Contracts and have the right to reject, in whole or in part, any application for a Contract.

2.   REPRESENTATIONS

     Distributor represents that it is duly registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to offer the Contracts, shall be registered or otherwise qualified under the securities laws of any state or other jurisdiction. Distributor shall be responsible for carrying out its sales and underwriting obligations hereunder in continued compliance with the NASD Conduct Rules and federal and state securities laws and regulations.

3.   SOLICITATION ACTIVITIES

a. Sales Agreements. The services of the Distributor to the Accounts hereunder are not to be deemed exclusive, and the Distributor shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby. Distributor is hereby authorized to enter into separate written agreements, on such terms and conditions as Distributor may determine not to be inconsistent with this Agreement, with broker-dealers that agree to participate in the distribution of and to use their best efforts to market the Contracts actively, subject to compliance with applicable law ("Brokers"). Consistent with the terms of this Agreement, Distributor also may serve as a "Broker" for purposes of this Agreement. Distributor shall require that the Broker and its agents or representatives soliciting applications for the Contracts be duly and appropriately licensed, registered or otherwise qualified for the sale of the Contracts to the extent required by any applicable laws. Without limitation of the foregoing, the Distributor shall require that the Broker be registered as a broker-dealer under the 1934 Act, a member of the NASD, and fully responsible for the training, supervision, and control of the agents and representatives selling the Contracts.

b. Supervision. Distributor shall assume any legal responsibilities of AUL for the acts, commissions or defalcations of any "person associated" with Distributor, as defined in Section 3(a)(21) of the 1934 Act, in connection with the offer or sale of the Contracts and shall have the responsibility for the supervision of all such persons to the extent required by law, including, but not limited to:

     1. ensuring that no person shall offer or sell the Contracts on its behalf until such person is duly registered as a representative of the Distributor, duly licensed and appointed by AUL, and appropriately licensed, registered or otherwise qualified to offer and sell such Contracts under the federal securities laws and any applicable securities laws of each state or other jurisdiction in which such Contracts may be lawfully sold, in which AUL is licensed to sell the Contracts and in which such persons shall offer or sell the Contracts; and

     2. the training, supervision, control, and responsibility, to the extent required by law, for the securities activities of each person associated with Distributor, within the meaning of Section 3(a)(21) of the 1934 Act, who is engaged directly or indirectly in the distribution of the Contracts, and shall supervise each such person's compliance with applicable laws and regulations, as well as any applicable rules of self-regulatory organizations. In fulfilling these responsibilities, the Distributor shall:

          a. conduct such training (including the preparation and utilization of training materials) as may be required to accomplish the purposes of this Agreement; and

          b.   establish  and  implement   reasonable   written  procedures  for
               supervision of sales practices of agents, representatives, or Brokers selling the Contracts; and

          c. provide an adequately staffed compliance department to carry out the responsibilities set forth herein; and

          d. impose disciplinary measures on registered representatives and Brokers as may be required.

     3. The parties hereto recognize that any registered representative of Distributor selling the Contracts as contemplated by this Agreement shall also be acting as an insurance agent of AUL or as an insurance broker, and that the rights of Distributor to supervise such persons shall be limited to the extent specifically described herein or required under applicable federal or state securities laws or NASD regulations. Such persons shall not be considered employees of Distributor and shall be considered agents of Distributor only as, and to the extent required by, such laws and regulations. Further, it is intended by the parties hereto that such persons are and shall continue to be considered to have a common law independent contractor relationship with AUL and not to be common law employees of AUL.


c. Insurance Licensing. AUL shall undertake to appoint each Broker's qualified agents or representatives and general agent's sub-agents as life insurance agents of AUL, provided that AUL reserves the right to reasonably refuse to appoint any proposed agent, representative, or sub-agent, or once appointed, to terminate such appointment. AUL shall be responsible for ensuring that each Broker and its agent or representatives and general agent and its sub-agents meet all qualifications and hold any licenses or authorizations that may be required for the solicitation or sale of any Contracts under the insurance laws of the applicable jurisdictions.

d. Applications and Payments. Application materials for the Contracts solicited by Brokers through their agents or representatives shall be forwarded promptly to AUL. All payments under the Contracts shall be made by check to AUL, or by other method acceptable to AUL. All payments for the Contracts shall be remitted promptly by Brokers directly to AUL without any deduction or offset for any reason, including but not limited to, any deduction or offset claimed by Distributor. If held at any time by Distributor or a Broker, such payment shall be held in a fiduciary capacity as agent for AUL and shall be remitted promptly. All such payments shall be the property of AUL.

e. Sales or Promotional Materials. In performing its duties as distributor, principal underwriter and general agent, Distributor will act in conformity with all applicable federal and State laws and regulations. Distributor and Brokers shall not give any information nor make any representations concerning any aspect of any Contract or of AUL's operations to any persons unless such information or representations are contained in the registration statement and the pertinent prospectus relating to the Contract filed with the Securities and Exchange Commission ("SEC") (or other offering materials if the Contract is not registered as a security under the 1933 Act), or are contained in sales or promotional materials approved by AUL. Distributor and Brokers shall not use, develop or distribute any sales or promotional materials which have not been approved by AUL.

f. Suitability. AUL and Distributor wish to ensure that the Contracts will be issued to purchasers for whom the Contracts are suitable. Distributor shall take reasonable steps to ensure that the agents or representatives of Brokers and sub-agents of the general agent shall not make representations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase is suitable for such applicant. While not necessarily limited to the following, determination of suitability shall be based on Rule 2310 of the NASD Conduct Rules and interpretations and guidance relating thereto, and the likelihood that the applicant will continue to make any premium payments contemplated by the Contract and will keep the Contract in force for a sufficient period of time so that AUL's acquisition costs are amortized over a reasonable period of time.

g. Independent Contractor. Distributor shall act as an independent contractor, and nothing herein contained shall constitute Distributor, general agent, its sub-agents, any Broker, or any agent or representative of any Broker, as agents, officers or employees of AUL, except that Career Agents of AUL shall be deemed to be statutory employees, to the extent required by applicable law. Distributor and Brokers shall not have authority, on behalf of AUL: to make, alter or discharge any Contract or other insurance policy or annuity contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any premium; or to receive any monies or premium (except for the purpose of forwarding monies or premiums to AUL). Distributor shall not possess or exercise any authority on behalf of AUL other than that expressly conferred on Distributor by this Agreement.

h. Prospectuses. On behalf of each Account, AUL shall furnish the Distributor with copies of all prospectuses, financial statements and other documents which the Distributor reasonably requests for use in connection with the distribution of the Contracts.

4.   COMPENSATION

The compensation to be paid by AUL to Distributor for the sale of the Contracts shall be determined by reference to Schedule B, as amended from time to time.

As paying agent on behalf of Distributor, AUL will pay sales commissions payable by Distributor to Brokers and/or the agents or representatives of Brokers, to the extent permitted by applicable laws, regulations, and the Conduct Rules of the NASD. Such commissions will be determined by reference to a written schedule of sales commissions as in effect at the time of issuance of the Contracts, and AUL will not exercise discretion over the amount or allocation of such commissions. The receipt of any such commissions by a registered representative of a Broker shall be treated as compensation received by the Broker for purposes of federal and State laws and the Rules of Conduct of the NASD. Brokers shall have no interest in this Agreement or right to any commission to be paid by or on behalf of Distributor hereunder prior to their receipt thereof. AUL retains the ultimate right to modify the commission schedule in its sole discretion.

AUL will maintain books and records reflecting all payments hereunder in accordance with applicable requirements of the 1934 Act and the regulations thereunder, and the Conduct Rules of the NASD, on behalf of Distributor.

The parties to this Agreement acknowledge and agree that AUL's services in this regard are purely ministerial and clerical in nature, and shall not alter or diminish the responsibilities of Distributor under this Agreement.

5.   COMPLIANCE

a. Contracts. AUL shall be responsible for issuing and administering the Contracts, maintaining the registration of the Contracts with the SEC (to the extent required) and any State securities regulatory authority with which such registration is required, and for gaining and maintaining approval of the Contract forms where required under the insurance laws and regulations of each State or other jurisdiction in which the Contracts are to be offered.

b. Confirmations. AUL, as agent for Distributor, shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under the 1934 Act acceptance of premiums and each transaction as required by Rule 10b-10 or administrative interpretations thereunder. Such confirmation shall reflect the facts of the transaction and shall show that it is being sent on behalf of Distributor or Broker acting in the capacity of agent for AUL.

c. Records. The books, accounts and records of AUL and Distributor as to the offer and sale of the Contracts and all transactions hereunder shall be maintained in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act, to the extent that such requirements are applicable, so as to disclose clearly and accurately the nature and details of the transactions.

d. Distributor's Books and Records. AUL shall maintain, as agent for Distributor, such books and records of Distributor pertaining to the offer and sale of the Contracts and required by the 1934 Act as may be mutually agreed upon by AUL and Distributor, including but not limited to maintaining a record of the payment of commissions to Brokers and/or their agents or representatives. AUL shall maintain all such books and records and hold such books and records on behalf of and as agent for Distributor, whose property they are and shall remain, and acknowledges that such books and records are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act, the NASD, and any other governmental or regulatory bodies having jurisdiction. To the extent AUL employs electronic storage media in connection with books and records created, maintained and stored on behalf of Distributor, AUL agrees to comply with the requirements set forth in Rule 17a-4(f)(3)(vii) and Rule 17a-4(i) under the 1934 Act. AUL reserves the right to delegate the duties set forth in this Section 4.d to a third party administrator mutually agreeable to both parties. AUL will permit Distributor to examine the books and records maintained hereunder on behalf of Distributor at any time or from time to time during business hours upon notice from Distributor.

e. Reports. Distributor shall furnish AUL with such reports as AUL may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the 1933 Act, the 1934 Act and the 1940 Act and regulations thereunder, as well as the insurance laws of the State of Indiana and any other applicable States or jurisdictions.

6.   INVESTIGATIONS AND PROCEEDINGS

a. Cooperation. AUL and Distributor agree to cooperate fully in regulatory investigations or proceedings or judicial proceedings arising in connection with the offer, sale or distribution of Contracts pursuant to this Agreement. Without limiting the foregoing, each party to this Agreement agrees promptly to notify the other of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by the notifying party with respect to party receiving notice, or which may adversely affect AUL's issuance of Contracts or Distributor's distribution of Contracts under this Agreement. AUL further agrees that it will reasonably assist Distributor with complying with the reporting requirements imposed by Section 3070 of the NASD Rules of Conduct with regard to the distribution of Contracts.

b. Customer Complaints. In the case of a substantive customer complaint, Distributor and AUL will cooperate in investigating such complaint and any response to such complaint will be sent to the other party to the Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, or such shorter period as appropriate if a more prompt response is required.

7.   INDEMNIFICATION

a. By AUL. AUL shall indemnify and hold harmless Distributor and any current or former officer, director, or employee of Distributor against any and all losses, claims, damages, expenses or liabilities, joint or several, to which Distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any registration statement, prospectus, offering document or sales or promotional materials relating to the Contracts, provided or approved by AUL; provided that AUL shall not be liable in any such case to the extent that such loss, claim, damage, expense or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished to AUL by Distributor for use in the preparation of any such materials or any amendment thereof or supplement thereto; or

     (ii) result from any material breach by AUL of any provision of this Agreement.

     This indemnification agreement shall be in addition to any liability that AUL may otherwise have to Distributor or any current or former officer, director, or employee of Distributor; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage, expense or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

b. By Distributor. Distributor shall indemnify and hold harmless AUL and any current or former officer, director, or employee of AUL against any and all losses, claims, damages, expenses or liabilities, joint or several, to which AUL and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any registration statement, prospectus, offering document or sales or promotional materials relating to the Contracts; in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished by Distributor to AUL for use in the preparation of any such materials or any amendment thereof or supplement thereto; or

     (ii) arise  out  of  any   untrue  or   allegedly   untrue   statement   or
          representation made in connection with the distribution of the Contracts by Distributor, general agent, sub-agents, Brokers, or the agents or representatives thereof, except for statements or representations made in reliance on any registration statement, prospectus, offering document or sales or promotional materials relating to the Contracts; or

     (iii)arise out of any failure to deliver a currently effective prospectus describing a

          Contract; or

     (iv) arise out of the use by Distributor, general agent, sub-agents, Brokers, or the agents or representatives thereof, of unauthorized sales or promotional materials; or

     (v) result from any material breach by Distributor of any provision of this Agreement.

     This indemnification agreement shall be in addition to any liability that Distributor may otherwise have to AUL or any current or former officer, director, or employee of AUL; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage, expense or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.


c. General. Promptly after receipt by a party claiming entitlement to indemnification under this Section 7 ("indemnified person") of notice of the commencement of any action as to which a claim may be made against any person obligated to provide indemnification under this Section 6 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this Section 6. The indemnifying party will be entitled to participate in the defense of the indemnified person, but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.


d. Duration. The indemnification provisions contained in this Section 6 shall remain operative and in full force and effect, regardless of any termination of this Agreement. A successor by law of AUL or Distributor, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 6.


8.   TERMINATION

     This Agreement shall terminate automatically upon the mutual consent of the parties, or if it is assigned by either party without the prior written consent of the other party. This Agreement may be terminated at any time for any reason by either party upon 60 days' written notice to the other party, without payment of any penalty. This Agreement may be terminated:

     a. upon the other party's material breach of any provision of this Agreement, unless such breach is been cured within ten (10) days after receipt of written notice of breach from the non-breaching party; or

     b. upon written notice of one party to the other party hereto in the event of bankruptcy or insolvency of such party to which notice is given; or

     c.   automatically upon the event of its assignment.


Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the following:

     a. the obligation to settle accounts hereunder, including commissions on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by AUL prior to termination; and

     b.   the  obligation  to forward  applications  and  payments  pursuant  to
          Section   3(d)   hereunder,   including   premiums  or   contributions
          subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by AUL prior to termination; and

     c.   the provisions contained in Sections 6 and 7 hereof; and

Upon termination, the parties shall cooperate and give reasonable assistance to one another in effecting an orderly transition following termination.

9.   MISCELLANEOUS

a. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto, provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

b. Rights, Remedies, and Obligations Are Cumulative. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under State and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

c. Notices. All notices hereunder are to be made in writing and shall be given: if to AUL, to:

            Name:       Richard A. Wacker
            Title:      Associate General Counsel
            Address:    One American Square, Indianapolis, IN 46282

            if to Distributor, to:

            Name:       Joseph M. Urban
            Title:      President
            Address:    One American Square, Indianapolis, IN 46282


     or such other address as such party may hereafter specify in writing.


     Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.


d. Entire Agreement. This Agreement, including all exhibits and schedules hereto, constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supercedes all prior representations, agreements and understandings, written or oral.

e. Amendment. This Agreement may not be modified, amended or waived except by a written instrument duly executed by the party against whom such modification, amendment or waiver is sought to be enforced. Since it is anticipated at the time of execution hereof that the name of the Distributor shall be changed on or after December 31, 2001, the Parties hereto agree that such a name change by the Distributor shall not require an Amendment to this Agreement, nor shall any further action under this provision be required in connection with this change of name by Distributor.


f. Governing Law. This Agreement is made in the State of Indiana, and all questions concerning its validity, construction or otherwise shall be determined under the laws of Indiana without giving effect to principles of conflict of laws.

g. Severability. In the event that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, or in the event that any provision of this Agreement would require a party to take action prohibited by applicable law or prohibit a party from taking action required by applicable law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

h. Headings. The headings in this Agreement are included for convenience of reference only, and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

i. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

j. Regulation. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act, and 1940 Act and the regulations thereunder and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

k. Privacy. All nonpublic personal information obtained by Distributor or on behalf of AUL in the performance of duties and obligations under this Agreement shall be held in the strictest confidence by Distributor and its representatives and will not be used for any other purposes except to perform duties under this Agreement. Such information shall not be disclosed to any third party without the express written consent of AUL or as may be required by law, and Distributor will establish procedures to protect the security and confidentiality of such information. Nonpublic personal information shall include, without limitation, any financial or health information furnished to Distributor or Distributor's representative in the performance of duties or obligations under this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by authorized officers on the date specified above.

 AMERICAN UNITED LIFE                       AUL EQUITY SALES CORP
 By: /s/R. Stephen Radcliffe                By:/s/ Joseph M. Urban
-----------------------------               -------------------------------
      R. Stephen Radcliffe                       Joseph M. Urban
Title:     Executive Vice President         Title:    President
            [Date]